Exhibit 10.11

AMENDMENT NO. 3
TO THE
CHANGE OF CONTROL SEVERANCE AGREEMENT

This Amendment No. 3 (“Amendment”) is entered into as of June 10, 2022 (“Amendment Effective Date”) by and between Quotient Technology, Inc. (“Company”) and Connie Chen (“Executive”), to amend the Change of Control Severance Agreement by and between Company and Executive effective July 26, 2016, as amended effective as of May 1, 2019 and May 1, 2022 (“Agreement”). All capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.
WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company to provide enhanced severance benefits to the Executive for three (3) years for retention purposes.
NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, Company and Executive hereby agree to amend the Agreement as follows:
1.Section 3(a)(ii) is hereby amended to add the following as a last sentence: “In lieu of the foregoing benefits, if Executive’s termination date under this section occurs between June 10, 2022 through and including June 10, 2025 (the “Retention Period”), Executive will receive a lump-sum payment (less applicable withholding taxes) equal to one hundred fifty percent (150%) of Executive’s annual base salary as in effect immediately prior to Executive’s termination date.”

2.Section 3(a)(iii) is hereby amended to add the following as a last sentence: “In the event that Executive’s termination date occurs during the Retention Period, the number nine (9) shall be replaced with the number eighteen (18).”

3.Section 3(a) is hereby amended to add a new Section 3(a)(iv) which reads as follows:

(iv) Accelerated Vesting of Equity Awards. If Executive’s termination date under this section occurs during the Retention Period, fifty percent (50%) of the total number of shares subject to Executive’s then outstanding and unvested Equity Awards subject solely to time-based vesting conditions will vest and become exercisable, as applicable.

4.Section 3(a) is hereby amended to add a new Section 3(a)(v) which reads as follows:

(v) Bonus Payment. If Executive’s termination date under this section occurs during the Retention Period, Executive will receive a lump-sum payment (less applicable withholding taxes) equal to one hundred fifty percent (150%) of Executive’s annual bonus for the year of termination at target level as in effect immediately prior to Executive’s termination date.

5.Section 3(b)(ii) is hereby amended to add the following as a last sentence: “In lieu of the foregoing, if Executive’s termination date under this section occurs during the Retention Period, Executive will receive a lump-sum payment (less applicable withholding taxes) equal to one hundred fifty percent (150%) of Executive’s annual base salary as in effect immediately prior to Executive’s termination date (or if the termination is due to a resignation for Good Reason based on a material reduction in base salary, then Executive’s annual base salary in effect immediately prior to such reduction) or, if greater, at the level in effect immediately prior to the Change of Control.”

6.Section 3(b)(iii) is hereby amended to add the following as a last sentence: “In lieu of the foregoing, if Executive’s termination date under this section occurs during the Retention Period, Executive will receive a lump-sum payment (less applicable withholding taxes) equal to one hundred fifty percent (150%) of Executive’s annual bonus for the year of termination at target level as in effect immediately prior to Executive’s termination date (and for purposes of clarification, if Executive’s annual bonus target is expressed as a percentage of Executive’s annual base salary and Executive’s termination is due to a resignation for Good Reason based on a material reduction in base salary, then the payment to be made pursuant to this section will be calculated based on Executive’s annual base salary in effect immediately prior to such reduction), or, if greater, at the level in effect immediately prior to the Change of Control.”

7.Section 3(b)(iv) is hereby amended to add the following as a last sentence: “In the event that Executive’s termination date occurs during the Retention Period, the number twelve (12) shall be replaced with the number eighteen (18).”
Except as specifically provided in this Amendment, the terms and conditions of the Agreement remain in full force and effect. This Amendment may be executed in counterparts, which together will constitute one document and be binding on all of the parties herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

EXECUTIVE	QUOTIENT TECHNOLOGY INC.
By: /s/ Connie Chen	By: /s/ Matt Krepsik
Name: Connie Chen	Name: Matt Krepsik
Title: General Counsel	Title: Chief Executive Officer
Date: June 10, 2022	Date: June 13, 2022

[Signature page of Amendment No. 3 to the Change of Control Severance Agreement]

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